EXHIBIT 99.(s)

Dreyfus alcentra global credit income 2024 target term Fund, Inc.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints James Bitetto, Joseph M. Chioffi, Maureen E. Kane, Janette E. Farragher, Sarah S. Kelleher, Jeff S. Prusnofsky and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-2 (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Bradley J. Skapyak Bradley J. Skapyak	September 15, 2017

/s/ James Windels James Windels	September 15, 2017

/s/ Joseph S. DiMartino Joseph S. DiMartino	September 15, 2017

/s/ Kenneth A. Himmel Kenneth A. Himmel	September 15, 2017

/s/ Stephen J. Lockwood Stephen J. Lockwood	September 15, 2017

/s/ Roslyn M. Watson Roslyn M. Watson	September 15, 2017

/s/ Benaree Pratt Wiley Benaree Pratt Wiley	September 15, 2017

/s/ Francine J. Bovich Francine J. Bovich	September 15, 2017